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                                                                     EXHIBIT 5.1



                       [MAYER, BROWN & PLATT LETTERHEAD]



                                December 21, 2001

The Board of Trustees
ProLogis Trust
14100 East 35th Place
Aurora, Colorado  80011

         Re: ProLogis Trust Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), in connection with the registration of up to 49,903,814 common shares of beneficial interest, par value $0.01 per share, of ProLogis (the "Common Shares"), as described in the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (together with all amendments thereto, the "Registration Statement").

         As special counsel to ProLogis, we have examined originals or copies, certified or otherwise identified to our satisfaction, of ProLogis's declaration of trust and bylaws, the resolutions of ProLogis's Board of Trustees and such of ProLogis's records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ProLogis. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

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The Board of Trustees
December 21, 2001
Page 2



         The opinions contained herein are limited to Federal laws of the United States, the laws of the State of Illinois and the laws of the State of Maryland governing real estate investment trusts. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.

         These opinions are furnished to you solely for your benefit in connection with the transactions described herein and are not to be used for any other purpose without our prior written consent.

                                   Sincerely,


                                   /s/ MAYER, BROWN & PLATT

                                   Mayer, Brown & Platt